Exhibit 99.1


                NN, INC. TO HOLD THIRD QUARTER CONFERENCE CALL
                               ON NOVEMBER 7, 2000

Johnson City, Tenn.- November 2, 2000 - NN, Inc. (Nasdaq: NNBR) today announced that it will release third-quarter 2000 financial results for the period ended September 30, on November 7, 2000.

Management will hold a conference call at 11 a.m. EST that day to review the company's results. The call can be accessed via the Internet live or as a replay at www.streetevents.com. For those who are unavailable to listen to the live broadcast, a replay will be available shortly after the call for 90 days.

NN, Inc. is an independent manufacturer and supplier of high quality, precision steel balls and rollers to both domestic and international anti-friction bearing manufacturers and had sales of US $85.3 million in 1999.

          For More Information on NN Inc., at no cost via facsimile, please call 1-800-PRO-INFO, and enter Code #094 , or Stock Ticker Symbol - NNBR

With the exception of the historical information contained in the release, the matters described herein contain forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements involve a number of risks and uncertainties that may cause actual results to be materially different from such forward looking statements. Such factors include, among others, general economic conditions and economic conditions in the industrial sector, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability of raw materials, currency and other risks associated with international trade, the Company's dependence on certain major customers, and other risk factors and cautionary statements listed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Report on Form 10-Q for the period ended June 30, 2000 and the Company's Annual Report on 10-K for the fiscal year ended December 31, 1999.

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